EXECUTION VERSION
EXHIBIT 10.4

AMENDMENT TO NOTE PURCHASE AGREEMENT
THIS AMENDMENT dated as of April 18, 2017 (this “Amendment”) is between TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”), and the holders of Notes (as defined below) signatory hereto. Each holder of Notes is collectively referred to herein as a “Noteholder”.
RECITALS:
A.    The Company and each of the purchasers party thereto have entered into that certain Note Purchase Agreement dated as of August 27, 2015 (the “Note Purchase Agreement”). The Company has heretofore issued the $25,000,000 2.81% Senior Notes, Series A, due November 5, 2020 and $100,000,000 3.28% Senior Notes, Series B, due November 5, 2022 (collectively, the “Notes”) pursuant to the Note Purchase Agreement.
B.    The Company has requested that the Noteholders amend certain provisions of the Note Purchase Agreement and the Noteholders signatory hereto have agreed to such amendment pursuant to the terms hereof.
C.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.	AMENDMENTS.
Effective as of the date of satisfaction or waiver of each condition precedent set forth in Section 3 below (the “Effective Date”), the Note Purchase Agreement is hereby amended as follows:
(a) Section 9.7 of the Note Purchase Agreement shall be and is hereby amended by deleting such section and substituting the following therefor:
Section 9.7.    Additional Subsidiary Guarantors. The Company will cause any Subsidiary that guarantees or otherwise becomes liable at any time, whether as a guarantor, borrower, co-borrower or otherwise, for or in respect of any Indebtedness in respect of any Bank Credit Agreement, to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (substantially concurrently with the incurrence of any such obligation pursuant to or in respect of such Bank Credit Agreement) the following items:
(a)    a joinder agreement in respect of the Subsidiary Guaranty substantially in the form of Exhibit A to the Subsidiary Guaranty;

(b)    a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in the Subsidiary Guaranty, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and
(c)    an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person and enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
For purposes of this Section 9.7, any Subsidiary of the Company who is organized under the laws of any jurisdiction other than the United States of America (each, a “Foreign Subsidiary”) shall not be deemed to be a Person that is liable in respect of such Bank Credit Agreement if such Foreign Subsidiary (i) is a “designated borrower” or an issuer of notes under such Bank Credit Agreement and Company, or any of the Company’s Subsidiaries organized under the laws of the United States or any state thereof, is a “borrower”, “co-borrower” or an issuer of notes under such Bank Credit Agreement and (ii) is not obligated for, or does not otherwise guaranty, any other Person’s obligations under such Bank Credit Agreement.
(b)     The definition of “Bank Credit Agreement” shall be and is hereby amended by deleting such definition and substituting the following therefor:
“Bank Credit Agreement” means the (a) Amended and Restated Credit Agreement dated as of March 1, 2013 among the Company, certain Subsidiaries of the Company as Designated Borrowers, certain Subsidiaries of the Company as Guarantors, the Lenders party thereto and Bank of America, N.A, as Administrative Agent, Swingline Lender and L/C Issuer; (b) Loan Agreement, dated October 22, 2012, among the Company, as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended; (c) Loan Agreement, dated October 22, 2012, among the Company, as borrower, certain of its subsidiaries, as guarantors, the lenders party thereto and U.S. Bank National Association, as administrative agent, as amended; (d) Term Loan Credit Agreement dated as of March 17, 2017, among the Company, Teledyne Netherlands B.V., as Designated Borrower, certain other subsidiaries of the Company as Guarantors, the Lenders party thereto and Bank of America, N.A., as Administrative Agent; (e)  Note Purchase Agreement, dated as of May 12, 2010, between the Company and each of the Purchasers party thereto; (f) Note Purchase Agreement, dated as of September 23, 2014, between the Company and each of the Purchasers party thereto; and (g) Note Purchase and Guaranty Agreement, dated as of April 18, 2017, among the Company, Teledyne Netherlands B.V., as an issuer of notes, and each of the purchasers party thereto; in each case, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions, replacements or increases in the principal amount thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Noteholder on the date hereof and as of the Effective Date as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Note Agreement for all relevant purposes thereof):
(a)    this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)    the Note Purchase Agreement, as amended by this Amendment (the “Amended Note Purchase Agreement”), constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)    the execution, delivery and performance by the Company of this Amendment and the Amended Note Purchase Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Material Subsidiary under, (A) any indenture, mortgage, deed of trust, loan or credit agreement with a financial institution, (B) corporate charter, articles of association or by-laws (or similar organizational documents), or (C) any other agreement or instrument to which the Company or any Material Subsidiary is bound or by which the Company or any Material Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Material Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except in the case of clause (c)(i)(C), (ii) or (iii) above, such instances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(d)    no Default or Event of Default has occurred and is continuing either before or after giving effect to this Amendment.

SECTION 3.	CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.
This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
(a)    This Amendment shall have been duly executed by the Company and the Required Holders and shall have been acknowledged by each Subsidiary Guarantor; and
(b)    the representations set forth in Section 2 shall be true and correct when made and as of the Effective Date; and
(c)    the Company shall have paid the reasonable fees and expenses of Chapman and Cutler LLP, special counsel to the Noteholders, in connection with this Amendment.
Upon receipt of all of the foregoing, this Amendment shall become effective.

SECTION 4.	MISCELLANEOUS.
Section 4.1.    Ratification; Agreement Unchanged. The Note Purchase Agreement and the Notes are in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall remain unchanged and in full force and effect except, in the case of the Note Purchase Agreement, as otherwise modified hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Noteholder, nor constitute a waiver of any provision of the Note Purchase Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
Section 4.2.    References to Note Agreement and Notes. Upon the effectiveness hereof, all references in the Note Purchase Agreement, in the Notes and in the Subsidiary Guaranty to the Note Purchase Agreement shall be deemed to be references to the Amended Note Purchase Agreement.
Section 4.3.    Affirmation of Subsidiary Guarantors. Each Subsidiary Guarantor signatory hereto hereby acknowledges and agrees to this Amendment and the transactions contemplated hereby, reaffirms its obligations under the Subsidiary Guaranty and its waivers, as set forth in the Subsidiary Guaranty, of each and every one of the possible defenses to the guaranty set forth in the Subsidiary Guaranty. In addition, each Subsidiary Guarantor signatory hereto reaffirms that its obligations under the Subsidiary Guaranty are separate and distinct from the Company’s obligations evidenced by the Notes. Notwithstanding the foregoing, nothing in this Section 4.3 is intended or shall be deemed to limit any Noteholder’s rights under the Subsidiary Guaranty to take actions without the consent of the Subsidiary Guarantors.
Section 4.4.    Execution in Counterparts. This Amendment may be executed by facsimile or electronic transmission in PDF and in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 4.5.    Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
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If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Amendment shall become a binding agreement among the parties set forth below.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Susan L. Main
Name:    Susan L. Main
Title:    Senior Vice President and
    Chief Financial Officer

(Amendment to 2014 Note Purchase Agreement)

Guarantors

THE FOREGOING AMENDMENT IS
HEREBY ACKNOWLEDGED AND
AGREED AS OF THE DATE FIRST
ABOVE WRITTEN:

TELEDYNE BROWN ENGINEERING, INC., a Delaware corporation By: /s/ Stephen F. Blackwood Name: Stephen F. Blackwood Title: Vice President and Treasurer	TELEDYNE INSTRUMENTS, INC., a Delaware corporation By: /s/ Susan. L. Main Name: Susan L. Main Title: Senior Vice President and Chief Financial Officer
TELEDYNE LECROY, INC., a Delaware corporation By: /s/ Susan L. Main Name: Susan L. Main Title: Senior Vice President	TELEDYNE SCIENTIFIC & IMAGING, LLC, a Delaware limited liability company By: /s/ Stephen F. Blackwood Name: Stephen F. Blackwood Title: Vice President and Treasurer

(Amendment to 2014 Note Purchase Agreement)

Noteholders

THE FOREGOING AMENDMENT IS
HEREBY ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN:

METROPOLITAN LIFE INSURANCE COMPANY
By: Barings LLC as Investment Adviser

By:        /s/ John Wills
Name:    John Wills
Title:    Senior Vice President and Managing Director

Brighthouse Life Insurance Company
by MetLife Investment Advisors, LLC, Its Investment Manager

By:        /s/ C. Scott Inglis
Name:    C. Scott Inglis
Title:    Managing Director

(Amendment to 2014 Note Purchase Agreement)

Noteholders

THE FOREGOING AMENDMENT IS
HEREBY ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN:

NEW YORK LIFE INSURANCE COMPANY

By:     /s/ Kimberly Stephancic
Name:    Kimberly Stephancic
Title:    Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:    NYL Investors LLC, its Investment Manager

By:     /s/ Kimberly Stephancic
Name:    Kimberly Stephancic
Title:    Corporate Vice President

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015, BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE
By:    New York Life Insurance Company, its
Attorney-In-Fact

By:     /s/ Kimberly Stephancic
Name:    Kimberly Stephancic
Title:    Director

(Amendment to 2014 Note Purchase Agreement)